EXHIBIT 99.1

Palatin Announces Direct-to-Consumer Telehealth Partnership with UpScriptHealth™ for Vyleesi®

Partnership will increase hypoactive sexual desire disorder (HSDD) awareness and expand access to Vyleesi via UpScriptHealth’s Women’s Health Platform

CRANBURY, NJ – August 7, 2023 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced that it has entered a strategic partnership with UpScriptHealth, a leading direct-to-consumer telemedicine company providing telemedicine services to pharmaceutical and medical technology companies. Under terms of the agreement, UpScriptHealth will make Vyleesi available to the hundreds of thousands of patients in its proprietary Women’s Telehealth Platform. Vyleesi is the first and only as-needed treatment approved by the U.S. Food and Drug Administration (FDA) for premenopausal women with acquired, generalized hypoactive sexual desire disorder (HSDD).

“We are excited to partner with UpScriptHealth, a pioneer in telehealth,” stated Carl Spana, Ph.D., President and Chief Executive Officer of Palatin. “This partnership fortifies our existing telehealth programs and provides a platform to create greater awareness of HSDD and access to Vyleesi through UpScriptHealth’s patient base of hundreds of thousands of women.”

“UpScriptHealth’s Women’s Telehealth Platform was launched in 2015 to provide women with a convenient way to consult healthcare providers and obtain therapies to improve the quality of their lives,” stated Peter Ax, Founder and Chief Executive Officer of UpScriptHealth. “The addition of Vyleesi furthers our female health strategy and provides our patient base with education surrounding HSDD as a significant and common condition, and importantly, access to a meaningful treatment option.”

About Vyleesi® (bremelanotide injection) for Hypoactive Sexual Desire Disorder (HSDD)

Vyleesi is the first and only as-needed treatment approved by the FDA for premenopausal women with acquired, generalized HSDD.

Palatin is actively seeking Vyleesi collaborations for the United States and for territories outside the currently licensed territories of China and South Korea. Vyleesi is licensed to Fosun Pharma in China and Kwangdong Pharmaceuticals in South Korea.

Patients and healthcare providers can learn more about HSDD and Vyleesi at www.vyleesi.com and www.vyleesipro.com.

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About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

About UpScriptHealth

UpScriptHealth™ is the leading comprehensive, direct-to-consumer telehealth and virtual prescribing platform that has been innovating the way customers receive care and obtain medications for more than two decades. UpScriptHealth is committed to improving the lives of consumers by providing immediate and long-term convenient access to medical therapies. UpScriptHealth’s philosophy of providing extraordinary care is strengthened through their core values of transparency, integrity and the relentless pursuit of excellence. To learn more about UpScriptHealth, visit www.UpScriptHealth.com and www.PrjktRuby.com.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin, such as statements about Vyleesi market initiatives and anticipated benefits, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

Palatin Technologies® and Vyleesi® are registered trademarks of Palatin Technologies, Inc.

UpScriptHealth™ is a trademark of UpScript IP Holdings, LLC.

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